Exhibit 3.2

                                AMENDMENT TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                           LAID BACK ENTERPRISES, INC.


TO THE SECRETARY OF STATE
STATE OF OKLAHOMA:

     We, the undersigned, whose names and addresses are shown below, being a person legally competent to amend the Certificate of Incorporation pursuant to the provisions of the "Oklahoma General Corporation Act" of the State of Oklahoma, do hereby execute and submit the following Amendment to the Certificate of Incorporation of Laid Back Enterprises, Inc., which was originally incorporated on August 18, 1968 as Dorsett Educational Systems, Inc. and amended on January 4, 1990 and amended again on December 17, 1990.

     1. Article FIRST of the Certificate of Incorporation stating the name of the corporation is hereby amended to change the name from Laid Back Enterprises, Inc. to Gift Liquidators, Inc.

     2. Article SECOND of the Certificate of Incorporation is hereby amended to change the registered agent and office from Laid Back Enterprises, Inc. at 4020 Will Rogers Parkway, Suite 700, Oklahoma City, Oklahoma 73108 to Corporate Representation Services, L.L.C., at 3033 N.W. 63rd Street, Suite 200, Oklahoma City, Oklahoma 73116-3607.

     3. Article FIFTH of the Certificate of Incorporation is amended to read:

        "The total number of shares of stock which the Corporation shall have authority to issue is 25,000,000 shares, of which 24,000,000 shares shall be common stock of a par value of One Cent ($0.01) each, and of which 1,000,000 shares shall be preferred stock with a par value of One Cent ($0.01) each.

        "The Board of Directors is authorized to issue the capital stock in one or more classes or one or more series of stock within any class thereof and which classes or series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, shall be stated and expressed

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     in the resolution or resolutions providing for the use issue of such stock adopted by the Board of Directors."


     4. Article SIXTH of the Certificate of Incorporation is amended to read:

        "The number of directors of this Corporation shall be as specified in the Bylaws, and such number may from time to time be increased or decreased under the Bylaws or an amendment or change thereof, provided that the number of directors of the Corporation shall not be less than three. Directors and officers need not be shareholders. In case of vacancies on the Board of Directors, a majority of the remaining members of the Board, even though less than a quorum, may elect directors to fill such vacancies to hold office until the next annual meeting of the shareholders. The Directors shall be elected at each annual meeting or any regular meeting of the Shareholders; however, if any such annual meeting is not held or the Directors are not elected thereat, the Directors may be elected at any special meeting of Shareholders held for that purpose. All Directors shall hold office until their respective successors are elected. The Directors shall be divided into three (3) classes with each class containing approximately the same number of Directors. The first class shall be nominated to serve as Directors for a term of three (3) years; the second class for a term of two (2) years; and the third class for a term of one
     (1) year. Thereafter, all terms shall be for three (3) years."

     5. Article ELEVENTH of the Certificate of Incorporation is amended to read:

        "(a) A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 1053 of the Oklahoma General Corporation Act, or (iv) for any transaction from which the director derived an improper personal benefit. If the Oklahoma General Corporation Act is amended after approval by the shareholders of this paragraph to authorize corporate action further eliminating or

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     limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Oklahoma General Corporation Act, as so amended.

          "(b) Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

          "(c) Each person who was or is made a party to or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Oklahoma General Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that except as provided in subparagraph (d) hereof with respect to proceedings to enforce rights to

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     indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this paragraph shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending and such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that if the Oklahoma General Corporation Act requires, an advancement of expenses incurred by an indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this paragraph or otherwise (hereinafter an "undertaking").

          "(d) If a claim under subparagraph (c) of this paragraph is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of the undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by an indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an

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     undertaking that Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met the applicable standard of conduct set forth in the Oklahoma General Corporation Act. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Oklahoma General Corporation Act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such a suit. In any suit brought by an indemnitee to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this paragraph or otherwise shall be on the Corporation.

          "(e) The rights to indemnification and to the advancement of expenses conferred in this paragraph shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

          "(f) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Oklahoma General Corporation Act.

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          "(g) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses, to any agent of the Corporation to the fullest extent of the provisions of this paragraph with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation."

     6. Article THIRTEENTH of the Certificate of Incorporation is amended to read:

          "Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Oklahoma, on the application in a summary way of this Corporation or of any creditor or shareholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 1106 of the Oklahoma General Corporation Act or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 1100 of the Oklahoma General Corporation Act, may order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, of this Corporation, as the case may be, and also on this Corporation."

     Such amendment of the Certificate was proposed and adopted by resolutions of the Shareholders and the Directors of the Corporation on December __, 2002, pursuant to the provisions of Title 18, Section 1077 of the Oklahoma Statutes

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and the requisite voting requirements under the Certificate of Incorporation. We do hereby certify that all other provisions of the Certificate of Incorporation as filed with the Oklahoma Secretary of State on December 17, 1990, subject to this Amendment, remain in full force and effect.

     IN WITNESS WHEREOF, this Corporation has caused this certificate to be signed by its President and attested by its Secretary this 20th day of December, 2002.

                                            LAID BACK ENTERPRISES, INC., an
                                            Oklahoma Corporation


                                            By:  /s/  George M. Colclasure
                                               --------------------------------
                                                      George M. Colclasure,
                                                      President
ATTEST:

/s/  Kimberly Johnston
----------------------------------
     Kimberly Johnston, Secretary

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